Exhibit 23.1


April 2, 2001


Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of WaveRider Communications Inc. of our report dated February 16, 2001 relating to the financial statements, which appears in WaveRider Communications Inc.'s Annual Report on Form 10-K for the years ended December 31, 2000 and 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PricewaterhouseCooper LLP
----------------------------
Chartered Accountants

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.